Exhibit 23.1

[Letterhead of McConnell & Jones LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 033-56828 and No. 333-29709 of Marathon Oil Corporation on Form S-8 of our report related to the financial statements and supplemental schedule of the Marathon Oil Company Thrift Plan dated June 25, 2013, appearing in this Annual Report on Form 11-K of Marathon Oil Company Thrift Plan for the year ended December 31, 2012.

/s/ McConnell & Jones

Houston, Texas
June 25, 2013

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